Exhibit 5.1

                    , 2014

AAC Holdings, Inc.

115 East Park Drive, Second Floor

Brentwood, TN 37027

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to AAC Holdings, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of [—] shares (the “Shares”) of the Corporation’s common stock, $0.001 par value per share, including Shares issuable upon the exercise of the underwriters’ over-allotment option.

We have examined the following documents: (a) the Amended and Restated Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on February 12, 2014; (b) the form of Amended and Restated Bylaws of the Corporation to become effective prior to the closing of the sale of the Shares contemplated by the Registration Statement (the “Bylaws”), filed as Exhibit 3.2 to the Registration Statement; and (c) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the accuracy and completeness of all documents reviewed by us. In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the

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AAC Holdings, Inc.

                    , 2014

Corporation, its officers and representatives, public officials and other sources. We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that, with respect to the offering of the Shares by the Corporation pursuant to the Registration Statement, when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares have been duly and properly sold, paid for and delivered as contemplated in and strictly in adherence with the Registration Statement and the applicable definitive underwriting agreement approved by the board of directors of the Corporation or any duly designated committee thereof, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,